UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2026

ONE WORLD PRODUCTS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-56151	61-1744826
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6605 Grand Montecito Pkwy, Suite 100, Las Vegas, Nevada 89149

(Address of principal executive offices) (Zip Code)

(800) 605-3210

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	OWPC*	None

* The Company’s common stock is quoted on the OTC Markets under the symbol “OWPC” and is not registered on any national securities exchange.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 23, 2026, Isiah Lord Thomas III, the holder of a majority of the voting power of the outstanding capital stock of One World Products, Inc. (the “Company”), acting by written consent in lieu of a meeting in accordance with Sections 78.320 and 78.335 of the Nevada Revised Statutes, removed Dr. Kenneth L. Perego, II from the Company’s Board of Directors (the “Board”), effective immediately.

In connection with, and effective upon, the removal of Dr. Perego, the number of directors constituting the entire Board was decreased by two (2), from seven (7) to five (5), thereby eliminating the vacancy resulting from Dr. Perego’s removal as well as a pre-existing vacancy on the Board, such that the authorized number of directors equals the number of directors then in office.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONE WORLD PRODUCTS, INC.

Date: July 27, 2026
	By:	/s/ Isiah L. Thomas, III
	Name:	Isiah L. Thomas, III
	Title:	Chief Executive Officer